                                                                     Exhibit 1.1

                                                [Form of Underwriting Agreement]

                                CAPITAL MARITIME

                                        &

                                  TRADING CORP.

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

                                   ----------

                             UNDERWRITING AGREEMENT

                                   ----------

                                                         _________________, 2005

Goldman Sachs International,
Bear, Stearns & Co. Inc.,
Jefferies & Company, Inc.,
HSBC Securities (USA) Inc.,
National Bank of Greece SA,
   As representatives of the several Underwriters
      named in Schedule I hereto (the "Representatives"),
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB.

Ladies and Gentlemen:

     Capital Maritime & Trading Corp., a Marshall Islands corporation (the
"COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in SCHEDULE I hereto (the
"UNDERWRITERS") an aggregate of [_] shares (the "FIRM SHARES") and, at the election of the Underwriters, up to [_] additional shares (the "OPTIONAL
SHARES") of Common Stock, par value $0.001 per share ("STOCK"), of the Company.
The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES".

     1. The Company represents and warrants to, and agrees with, each of the
Underwriters that:

          (a) A registration statement on Form F-1 (File No. 33-[_]) (the
     "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial
     Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you (for you and for each of the other underwriters), have been declared effective by the Commission in such form;
     other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule
     462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial
     Registration Statement has heretofore been filed with the Commission; and
     no stop order suspending the effectiveness of the Initial Registration
     Statement, any post-effective amendment thereto or the Rule 462(b)
     Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the
     Commission pursuant to Rule 424(a) of the rules and regulations of the
     Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS");
     the various parts of the Initial Registration Statement and the Rule 462(b)
     Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial
     Registration Statement became effective or such part of the Rule 462(b)
     Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the
     Act, is hereinafter called the "PROSPECTUS";

          (b) No order preventing or suspending the use of any Preliminary
     Prospectus has been issued by the Commission, and each Preliminary
     Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through
     Goldman Sachs International expressly for use therein;

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the
     Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the
     Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein;

          (d) Each consolidated subsidiary of the Company listed on SCHEDULE II
     (each, a "SUBSIDIARY")is wholly-owned by the Company; other than the equity interests in the Subsidiaries, the Company does not own (directly or indirectly) any equity interest (voting or otherwise) in any other entity;
     the Company has good and marketable title in fee simple to all of the outstanding shares of each Subsidiary, free and clear of liens, encumbrances, equities, claims or defects except such as are described in the Prospectus or such as do not materially affect the value of such shares; there are no agreements in force, or contemplated by the Company, which provide, or would provide, for the present or future issue, allotment, or transfer of, or grant to any person of the right (whether conditional or otherwise) to call for the issue, allotment, or transfer of, any share of any Subsidiary (including any option or right of pre-emption or conversion with respect to any Subsidiary); there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Subsidiary, or obligations of any Subsidiary to issue, any class of capital stock of such Subsidiary; the Company and the Subsidiaries taken as a whole are hereinafter called the "COMPANY
     GROUP";

          (e) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;
     and, since the respective dates as of which information is given in the
     Registration Statement and the Prospectus, and other than as set forth in the Prospectus, there has not been any change in the capital stock, stockholders' equity or long-term debt of the Company or any of the
     Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (f) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (including the vessels described in the Prospectus)
     described in the Prospectus as being owned by them, free and clear of all liens, encumbrances, equities, claims or defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use proposed to be made of such property by the Company or any Subsidiaries except as described in the Prospectus, each of the vessels described in the
     Prospectus are owned directly by a Subsidiary; SCHEDULE II lists next to the name of the relevant Subsidiary each of the vessels currently owned by each such Subsidiary; any real property and buildings held under lease by the Company or the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use proposed to be made of such property and buildings by the Company and the Subsidiaries;

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a material adverse change in, or effect on, the business, operations, properties or condition (financial or otherwise) of the Company (a "COMPANY MATERIAL
     ADVERSE EFFECT"); and the Company is a "foreign private issuer" (as such term is defined in Rule 405 under the Act);

          (h) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction listed on SCHEDULE II next to the name of such Subsidiary, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a material adverse change in, or effect on, the business, operations, properties or condition
     (financial or otherwise) of any such Subsidiary (each a "SUBSIDIARY
     MATERIAL ADVERSE EFFECT"); reference in this agreement to a "MATERIAL
     ADVERSE EFFECT" shall mean a material adverse change in, or effect on, the business, operations, properties or condition (financial or otherwise) of the Company Group;

          (i) The Company has an authorized capitalization as set forth in the
     Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the
     Prospectus; and all of the issued shares of capital stock of each
     Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable; all of the Stock have been duly listed and admitted for trading on the New York Stock Exchange (the "NEW YORK STOCK EXCHANGE"); the
     holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the
     Company to issue, the Stock or any other class of capital stock of the
     Company; and there are no restrictions on subsequent transfers of the
     Shares under the laws of the Marshall Islands, Greece, or the United
     States;

          (j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (k) No consent, approval, authorization, order, registration, clearance or qualification of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a
     "GOVERNMENTAL AGENCY") having jurisdiction over the Company or any of its
     Subsidiaries or any of their properties or any stock exchange authorities
     (hereinafter referred to as "GOVERNMENTAL AUTHORIZATIONS"), is required for the execution and delivery by the Company of this Agreement to be duly and validly authorized;

          (l) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Marshall Islands and Greece be paid in United States
     Dollars that may be freely transferred out of the Marshall Islands and
     Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the
     Marshall Islands or Greece and are otherwise free and clear of any other tax, withholding or deduction in the Marshall Islands or Greece and without the necessity of obtaining any Governmental Authorization in the
     Marshall Islands or Greece;

          (m) The issue and sale of the Shares to be sold by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the
     Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Articles of
     Incorporation or By-laws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) or (iii) of this paragraph (m), for any such conflict, breach or violation that could not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the issue and sale of the
     Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares,
     (B) such Governmental Authorizations as may be required under state securities or Blue Sky laws and the United States in connection with the purchase and distribution of the Shares by or for the account of the
     Underwriters, or (C) for any such consent, approval, authorization, order, registration or qualification (other than those in the immediately preceding clauses (A) and (B)) the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect;

          (n) Neither the Company nor any of the Subsidiaries is (i) in
     violation of its Amended and Restated Articles of Incorporation or By-laws, in the case of the Company, or the equivalent constitutive documents, in the case of each Subsidiary, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (i), for violations of the constitutive documents of any Subsidiary, or, in the case of the foregoing clause (ii), for defaults, as could not reasonably be expected to result in a Material Adverse Effect ;

          (o) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Marshall Islands or Greece, or any
     political subdivision or taxing authority of or in either the Marshall
     Islands or Greece in connection with (A) the sale and delivery by the
     Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the Marshall Islands and Greece by the
     Underwriters of the Shares to the initial purchasers thereof;

          (p) Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (q) The statements set forth in the Prospectus (i) under the caption
     "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, (ii) under the caption "Tax
     Considerations" and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents (other than the agreement between Bear, Stearns & Co. Inc. and a Greek national)
     referred to therein, and (iii) under the caption "Related Party
     Transactions", insofar as it purports to describe the laws, documents and transactions described therein, are accurate, complete and fair; no relationship, direct or indirect, exists (or was entered into since January
     1, 2002) between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of any member of the Company Group on the other hand, which is required by the
     Act (or the applicable rules and regulations thereunder) to be described in the Registration Statement and the Prospectus which is not so described in the Prospectus;

          (r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company Group (or any part of
     it) is a party or of which any property of the Company Group is the subject which, if determined adversely to the Company Group, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the
     Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

          (s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

          (t) Each of the Company and its Subsidiaries has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease its properties and conduct the Company's business as described in the Prospectus, except for any such licenses, franchises, permits, authorizations, approvals and orders and other concessions the failure of which to have could not reasonably be expected to have a Material Adverse
     Effect;

          (u) The Company is not a Passive Foreign Investment Company ("PFIC")
     within the meaning of Section 1297 of the United States Internal Revenue
     Code of 1986, as amended (the "CODE"), and, to the Company's knowledge, the
     Company is not likely to become a PFIC; the Company is not currently and has never previously been either a "personal holding company" or a "foreign personal holding company" (as such terms are defined in the Code);

          (v) Neither the Company nor any of the Subsidiaries currently does business with the government of Cuba or with any person or affiliate located in Cuba (within the meaning of Section 517.075, Florida Statutes)
     or with the governments of Burma, Iran, North Korea, Sudan and Syria; and
     neither the Company nor any of its affiliates will use any proceeds it receives from the sale of the Shares to fund any operations or finance any investments in, or make any payments to, any country or person targeted by any of the economic sanctions of the United States administered by the
     United States Treasury Department's Office of Foreign Assets Controls;

          (w) Ernst & Young (Hellas), who have certified certain financial statements of the Company and the Subsidiaries are independent public accountants as required by the Act and the rules and regulations of the
     Commission thereunder;

          (x) The consolidated financial statements of the Company and the
     Subsidiaries included in the Registration Statement present fairly in all material respects the consolidated financial condition of the Company and the Subsidiaries as at the dates at which they were prepared in accordance with generally accepted accounting principles in the United States ("U.S.
     GAAP") applied on a consistent basis (except as otherwise noted therein)
     and the consolidated results of operations of the Company and the
     Subsidiaries in respect of the periods for which they were prepared;

          (y) The Company is not aware of (i) any material weaknesses in its internal control over financial reporting (as such term is defined in Rule
     13a-15(f) of the U.S. Securities Exchange Act of 1934, as amended (the
     "EXCHANGE ACT")), or (ii) any change in the Company's internal control over financial reporting that has materially adversely affected, or is reasonably like to materially adversely affect, the Company's internal control over financial reporting;

          (z) The Company is in compliance in all material respects with provisions of the Sarbanes-Oxley Act of 2002 that are currently effective and are applicable to it immediately following the effectiveness of the
     Registration Statement. The Company (i) is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 at the time such provisions will be applicable to the Company, and (ii) has no reason to believe that it will not be in compliance with such provisions as of the date on which they become applicable to the Company;

          (aa) The Company and the Subsidiaries have duly filed, or caused to be filed, with the appropriate taxing authorities all tax returns, reports and other information required to be filed with respect to the Company and the
     Subsidiaries through the date hereof or have requested extensions thereof
     (and such extensions have been or will be granted) and have paid all taxes required to be paid to the extent due and payable, except as is currently being contested in good faith or except for the failure to pay such taxes as could not reasonably be expected to have a Material Adverse Effect;

          (bb) Each of the agreements listed on SCHEDULE III (the "IPO
     REORGANIZATION AGREEMENTS") has been duly authorized, executed and delivered by the Company and each counter-party to such agreements; each of the IPO Reorganization Agreements is a valid and binding agreement enforceable against the Company and each other party thereto in accordance with its terms; each of the IPO Reorganization Agreements is in full force and effect; all transactions and events contemplated by each of the IPO
     Reorganization Agreements have been completed; no party to any of the IPO
     Reorganization Agreements is in breach of, or default under, any of the IPO
     Reorganization Agreements and no party to any of the IPO Reorganization
     Agreements has notified any other party to such agreements that such other party (or parties) is in default of, or has not complied with the terms and conditions of, any such IPO Reorganization Agreements, except for any breach, default or notice, in each case, as could not reasonably be expected to have a Material Adverse Effect;

          (cc) Except as disclosed in the Prospectus, no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which could reasonably be expected to have a Material Adverse Effect;

          (dd) The Company Group maintains or is covered by insurance that is adequate in accordance with the Company's reasonable business judgment for the conduct of the

                                        7

     businesses conducted by the Company Group, the value of the properties
     (including the vessels owned by the Company Group described in the
     Prospectus) of the Company Group, and the potential third party liability to which the Company Group may reasonably be subject, in each case, as is customary for companies engaged in similar businesses in similar industries; in each case, the Company has no reason to believe that it will not be able to renew the existing insurance coverage for the Company Group as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

          (ee) The Company Group (i) is in compliance in all material respects with any and all applicable foreign, federal, provincial, state and local laws and regulations, including any applicable foreign, federal, provincial, state and local laws and regulations (including any applicable regulations and standards adopted by the International Maritime
     Organization) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental
     Laws to conduct its businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (i) and (ii), for any non-compliance or failure to receive such permits, licenses or other approvals as could not reasonably be expected to result in a Material Adverse Effect; no member of the Company Group has been named as a "potentially responsible party" or as a "responsible party"
     under the Comprehensive Environmental Response, Compensation and Liability
     Act of 1980, as amended, or the Oil Pollution Act of 1990, as amended, respectively, or under any analogous state or foreign law;

          (ff) In the ordinary course of business in accordance with its reasonable business judgment, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the
     Company Group, in the course of which the Company has, in accordance with its reasonable business judgment, identified and evaluated associated costs and liabilities (including, without limitation, such costs required for compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

          (gg) No unlawful payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any Federal or state office in the United States or foreign offices by the
     Company Group, or, to the knowledge of the Company, by any officer, director, employee or agent of the Company Group (such officers, directors, employees, or agents, a "COMPANY GROUP MEMBER") or, to the knowledge of the
     Company, by any other person in connection with any opportunity, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company Group, except for such payments or inducements as were lawful under applicable laws, rules and regulations;
     neither the Company Group nor, to the knowledge of the Company, any Company
     Group Member or, to the knowledge of the Company, any person associated with or acting on behalf of the Company Group, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign
     Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payments, kickback or other unlawful payment in connection with the business of the Company Group;

                                        8

          (ii) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the
     Company or any third party any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company, any other Subsidiary, or to any other third party; and

          (jj) To the Company's knowledge, the statistical and market-related data included in the Prospectus is based on, or derived from, sources that are reliable and accurate in all material respects.

     2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per
Share of $[_], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of
Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase
Optional Shares as provided below, the Company agrees to sell to each of the
Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per Share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional
Shares by a fraction the numerator of which is the maximum number of Optional
Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to 2,500,500 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase
Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of
Rule 2720(b)(15) of the NASD, Inc. (the "NASD") with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".
As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the First Time of Delivery (as defined below).

     4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

                                        9

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' notice to the Company prior to a Time of Delivery (as defined below) (the "NOTIFICATION
TIME"), shall be delivered by or on behalf of the Company to the
Representatives, through the facilities of The Depository Trust Company ("DTC")
for the account of such Underwriter, against payment by or on behalf of such
Underwriter of the purchase price therefor by wire transfer of Federal
(same-day) funds to the account specified by the Company to Goldman Sachs
International at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian
(the "DESIGNATED OFFICE").

          The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [_], 2005 or such other time and date as Goldman Sachs International and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman Sachs International in the written notice given by Goldman Sachs International of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman Sachs International and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is
herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

          (b) The documents to be delivered each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the
Underwriters pursuant to Section 8(p) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN (the "CLOSING
LOCATION"), and the Shares will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at
3:00 p.m., London time, on the New York Business Day next preceding such Time of
Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6. The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3)
          under the Act; to make no further amendment or any supplement to the
          Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any
          Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding

                                       10

          for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any
          Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 5:00 p.m., New York City time, on the New York
          Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such
          Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the
          Prospectus in order to comply with the Act, to notify you and upon your request, to prepare and furnish without charge to each
          Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such
          Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section
          10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule
          158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a)
          of the Act and the rules and regulations of the Commission thereunder
          (including, at the option of the Company, Rule 158);

               (e) During the period beginning from the date hereof and
          continuing to and including the date 180 days after the date of the
          Prospectus (the initial "LOCK-UP PERIOD"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities
          (other than the grant by the Company of options to

                                       11

          purchase Stock pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2)
          prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman Sachs International waives, in writing, such extension. The Company will provide the
          Representatives and any co-managers with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

               (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with U.S.
          GAAP), and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with U.S.
          GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of three years from the effective date of the
          Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the
          Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (h) To use the net proceeds received by it from the sale of the
          Shares pursuant to this Agreement in the manner specified in the
          Prospectus under the caption "Use of Proceeds";

               (i) Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the
          Shares;

               (j) To use its best efforts to list, subject to notice of
          issuance, the Shares on the New York Stock Exchange;

               (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing

                                       12

          fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

               (l) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act; and

               (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "LICENSE"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     7. The Company covenants and agrees with the several Underwriters that the
Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any
Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among
Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents
(including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) all fees and expenses in connection with listing the Shares on the New York Stock
Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD, Inc. of the terms of the sale of the Shares; (vi) the fees and expenses of the Authorized Agent (as defined in Section 16 hereof); (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the compensation of the QIU, limited to the amount set forth in Section 3 hereof; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 13 hereof, the
Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section
     6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule
     462(b) Registration Statement shall have become effective by 10:00 p.m.,
     Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been

                                       13

     initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Sullivan & Cromwell LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as ANNEX II(A) hereto) and negative assurance statement with respect to such matters as you may reasonably request, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Cravath, Swaine & Moore LLP, U.S. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(B) hereto;

          (d) Healy & Baillie, LLP, Marshall Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of
     Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(C);

          (e) Gr. J. Timagenis Law Office, Greek counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(D);

          (f) Ganado & Associates-Advocates, Maltese counsel for the Company, shall have furnished to you his written opinion dated such Time of
     Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(E);

          (g) Patton, Moreno & Asvat, British Virgin Islands counsel for the
     Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(F);

          (h) Chrysses Demetriades and Co. Law Office, Cypriot counsel for the
     Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II (G);

          (i) Patton, Moreno & Asvat, Panamanian counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in ANNEX II(H);

          (j) Healy & Baillie, LLP, Liberian counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in
     ANNEX II(I);

          (k) On the date of the Prospectus of a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst &
     Young (Hellas) shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in ANNEX I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as
     ANNEX I(A) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration
     Statement and as of each Time of Delivery is attached as ANNEX I(B)
     hereto);

                                       14

          (l) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the
     Prospectus there shall not have been any change in the capital stock, stockholders' equity or long-term debt of the Company or any of the
     Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the
     Prospectus, the effect of which, in any such case described in clause (i)
     or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of
     Delivery on the terms and in the manner contemplated in the Prospectus;

          (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York
     Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or Athens, Greece declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Greece; (iv) a change or development involving a prospective change in U.S. or Marshall Islands taxation affecting the Company, the Shares or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States or Greece or the declaration by the United States or Greece of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States,
     Greece or elsewhere, if the effect of any such event specified in clause
     (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the
     Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (n) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York
     Stock Exchange;

          (o) The Company shall have complied with the provisions of Section
     6(c) hereof with respect to the furnishing of prospectuses by the second
     New York Business Day next succeeding the date of this Agreement; and

          (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (l) of this Section, and as to such other matters as you may reasonably request.

     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or

                                       15

actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary
Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each
Underwriter for any legal or other expenses reasonably incurred by such
Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary
Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs International expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any
Preliminary Prospectus, the Registration Statement or the Prospectus, or any
amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary
Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman Sachs International expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)
includes an unconditional release of the indemnified party from all liability arising out of such action or claim

                                       16

and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof)
in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the
Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the
Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any
Underwriter within the meaning of the Act; and the obligations of the
Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                                       17

     10. (a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary
Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as
QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the
QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of
QIU.

     (c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as
QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the
Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the
Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the
Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the

                                       18

offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the
QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

     11. (a) If any Underwriter shall default in its obligation to purchase the
Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration
Statement or the Prospectus, or in any other documents or arrangements, and the
Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term
"Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of
Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such
Underwriter agreed to purchase hereunder) of the Shares of such defaulting
Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-

                                       19

eleventh of the aggregate number of all of the Shares to be purchased at such
Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the
Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting
Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this
Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any controlling person, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the
Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives or by Goldman, Sachs & Co. on behalf of you as the Representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman Sachs
International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England,
Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman Sachs
International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England,
Attention: Equity Capital Markets, Telephone: +44 207 774 1000, Fax: +44 207 774
1550. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the QIU, the Company and, to the extent provided in
Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company or the QUI or any Underwriter, and their respective heirs, executors, administrators, successors and

                                       20

assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii)
waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York,
New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the
Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY")
other than United States dollars, the Company, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United
States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     18. Time shall be of the essence of this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the Commission's office in
Washington, D.C. is open for business.

     19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

     21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     22. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any
U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us [5] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the

                                       21

Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       22

                                                                     Exhibit 1.1

                                                [Form of Underwriting Agreement]

                                         Very truly yours,

                                         CAPITAL MARITIME & TRADING CORP.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Accepted as of the date hereof at London,
             England:

GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS & CO. INC.
JEFFERIES & COMPANY, INC.
HSBC SECURITIES (USA) INC.
NATIONAL BANK OF GREECE SA

By:
    ----------------------------------
       (Goldman Sachs International)

     On behalf of each of the Underwriters

Accepted solely in its capacity as QIU
             with respect to Section 3
             and Section 10 of this Agreement
             as of the date hereof at New York,
             New York:

GOLDMAN, SACHS & CO.

By:
    ----------------------------------
          (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                           NUMBER OF OPTIONAL
                                                                 SHARES
                                                                  TO BE
                                         TOTAL NUMBER OF      PURCHASED IF
                                           FIRM SHARES       MAXIMUM OPTION
              UNDERWRITER                TO BE PURCHASED        EXERCISED
              -----------                ---------------   ------------------
Goldman Sachs International ...........
Bear, Stearns & Co. Inc ...............
Jefferies & Company, Inc ..............
HSBC Securities (USA) Inc .............
National Bank of Greece SA ............
[NAMES OF OTHER UNDERWRITERS] .........

                                         ---------------   ------------------
   Total
                                         ===============   ==================

                                        2

                                   SCHEDULE II

                                        3

                                                                         ANNEX I

     Pursuant to Section 8(k) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the
     Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of
     the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the
     Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives")[and are attached hereto];

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which [are attached hereto];
     and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the [three] most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such [three] fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 8 and 11 of Form 20-F and of
     Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the

     latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income,
          consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the
          Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the
          Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the
          Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial
          statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the

                                       F-2

          Representatives, or any increases in any items specified by the
          Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s)
     included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                       F-3